                                   Exhibit 11
                        Computation of Per Share Earnings
                                   (Unaudited)
                     (In thousands except per share amounts)


                                       Three Months Ended   Nine  Months Ended
                                       ------------------   ------------------
                                       Sept. 1,  Sept. 3,   Sept. 1,   Sept. 3,
                                         1996      1995       1996       1995
                                        ------    ------     ------     ------

 Primary per share earnings
 --------------------------

 Earnings applicable to primary
    per share earnings                  $3,150    $3,655     $9,249     $9,937
                                        ======    ======     ======     ======

 Average number of common shares
    outstanding                         10,970    15,959     11,625     16,009

 Add - common equivalent shares
    representing shares issuable
    upon exercise of stock options
    and stock grants                       149       187        184        123
                                        ------    ------     ------     ------

 Average shares used to calculate
    primary per share earnings          11,119    16,146     11,809     16,132
                                        ======    ======     ======     ======

 Primary per share earning               $0.28     $0.23      $0.78      $0.62
                                        ======    ======     ======     ======




 Fully diluted per share earnings
 --------------------------------

 Earnings applicable to fully diluted
    per share earnings                  $3,150    $3,655     $9,249     $9,937
                                        ======    ======     ======     ======

 Average number of common shares
    outstanding                         10,970    15,959     11,625     16,009

 Add - common equivalent shares
    representing shares issuable
    upon exercise of stock options
    and stock grants                       149       187        191        137
                                        ------    ------     ------     ------

 Average shares used to calculate
    fully diluted per share earnings    11,119    16,146     11,816     16,146
                                        ======    ======     ======     ======

 Net fully diluted per share earnings    $0.28     $0.23      $0.78      $0.62
                                        ======    ======     ======     ======